Exhibit 99.1

NEWS RELEASE

8176 Park Lane, Suite 500, Dallas, Texas 75231	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Kosmos Energy LLC: +1 214-445-9600	Kosmos Energy Ltd.: + 1 441-295-5950

KOSMOS ENERGY ANNOUNCES SECOND-QUARTER 2011 RESULTS AND

PROVIDES OPERATIONAL UPDATE

DALLAS, Texas, August 11, 2011 — Kosmos Energy (NYSE: KOS) announced today financial and operating results for the second quarter ended June 30, 2011.  The Company generated a net loss of $9.1 million in the second quarter of 2011, or $0.03 pro forma basic and diluted net loss per share attributable to common shareholders.  This compares with a net loss of $32.5 million for the same period in 2010.

Second-quarter 2011 oil revenues were $124.1 million on sales of 996 thousand barrels of oil, or $124.62 per barrel.  Jubilee Field average production for the quarter was approximately 66 thousand barrels of oil per day (bopd) gross.  EBITDAX(1) was $102.5 million for the second quarter of 2011, compared with $(9.7) million for the second quarter of 2010.

The Company’s cash on hand at the end of the second quarter grew to $818 million.  Total liquidity, including cash and available borrowing under the existing debt facility was nearly $1 billion.

“Kosmos’ recent initial public offering enhanced our strong financial foundation and provided additional capacity to continue accelerating the development and exploration of our assets. The commissioning of the Jubilee Field Phase 1 development is ongoing, with water and gas injection facilities now progressing well.  We are seeing continued improvement in operating uptime, and field production is anticipated to further ramp up during the remainder of 2011. The Company’s near-term outlook includes growing Jubilee production and a number of exploration and appraisal drilling targets. In addition, we are progressing our inventory of discoveries in Ghana, and our exploration team continues to enhance our overall portfolio with significant new areas,” said Brian F. Maxted, President and Chief Executive Officer.

Operational Update

Ghana

Current gross production at the Jubilee Field is approximately 80 thousand bopd.  With final commissioning of process and injection facilities, completion of the remaining wells and the sidetrack of an existing well, the Company is targeting production reaching the FPSO capacity around year-end 2011. Planning for the next phase of Jubilee Field development is underway, and Kosmos expects implementation to commence during 2012.

The “Atwood Hunter” semi-submersible rig is currently drilling the Akasa-1 exploration well on the Kosmos-operated West Cape Three Points Block.  The Akasa-1 well is expected to reach final target by the end of August 2011.  In addition, the Company plans to further appraise the Teak discovery with an initial two-well program, commencing as early as late 2011.

Appraisal activity to support development planning continues on the adjacent Deepwater Tano Block.  Drillstem tests were recently performed on the Tweneboa-2 and Tweneboa-4 wells as part of an integrated reservoir evaluation program.  Kosmos also anticipates drilling two additional appraisal wells in the Enyenra Field later this year.

Cameroon

Kosmos continues to perform an extensive technical evaluation of the Kombe N’sepe Block following initial drilling results. The Kombe N’sepe Block operator recently has exercised a contractual right for a six-month extension to the current exploration phase. The Company anticipates drilling the Liwenyi prospect on the Kosmos-operated N’dian River Block in 2012.

Morocco

The Company recently entered into two new petroleum agreements covering the Foum Assaka and Cap Boujdour areas offshore the Kingdom of Morocco. The Foum Assaka license covers approximately 1.6 million acres, and Kosmos will be the operator with a 37.5 percent working interest.  The Cap Boujdour license agreement covers 7.3 million acres.  Kosmos also will be the operator of the Cap Boujdour license with a 75 percent working interest.

(1) See “Supplemental Non-GAAP Financial Measures” below for a reconciliation of net loss to EBITDAX.

Kosmos Hosts Conference Call and Webcast Today, August 11

Kosmos will host a conference call and webcast to discuss second-quarter 2011 financial and operating results today, August 11, 2011, at 10 a.m. Central time (11:00 a.m. Eastern time).  Interested parties can access a live webcast on the Investors page of Kosmos’ website at www.kosmosenergy.com.  The dial-in telephone number for participation in the call is +1.877.407.0784.  Callers outside the United States should dial +1.201.689.8560.

A replay of the conference call will be available until August 25, 2011, by dialing +1.877.870.5176. Callers outside the United States should dial +1.858.384.5517 for the replay. The passcode for all callers listening to the replay is 376504. The replay will also be available on the Investors page of Kosmos’ website for approximately 30 days.

About Kosmos Energy

Kosmos Energy Ltd. is an international oil and gas exploration and production company focused on underexplored regions in Africa. The Company’s asset portfolio includes major discoveries and exploration prospects with significant hydrocarbon potential in several West African countries. Kosmos is listed on the New York Stock Exchange and is traded under the ticker symbol KOS. For additional information, visit www.kosmosenergy.com.

Kosmos’ first lifting of crude oil from the Jubilee Field occurred in January 2011.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  The Company’s estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although the Company believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to the Company. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings.  The Company’s SEC filings are available on the Company’s website at www.kosmosenergy.com.  Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

###

CONTACTS:

Investor Relations

Brad Whitmarsh

+1.214.445.9772

bwhitmarsh@kosmosenergy.com

Media Relations

Crystal “Chris” Bell

C. Bell & Associates, Inc.

+1.214.324.2095

Kosmos Energy Ltd.

Consolidated Statement of Operations

(In thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues and other income:
Oil and gas revenue	$124,083	$—	$216,652	$—
Interest income	2,613	706	4,967	1,873
Other income	157	1,204	644	2,480
Total revenues and other income	126,853	1,910	222,263	4,353

Costs and expenses:
Oil and gas production	14,301	—	34,296	—
Exploration expenses, including dry holes	85,220	7,625	93,652	33,804
General and administrative	19,760	12,029	33,047	22,959
Depletion and depreciation	22,869	565	46,367	1,077
Amortization - deferred financing costs	2,194	6,986	11,805	12,911
Interest expense	18,400	15,481	38,658	26,499
Derivatives, net	1,363	(7,958)	10,234	4,971
Loss on extinguishment of debt	—	—	59,643	—
Doubtful accounts expense	(39,782)	—	(39,782)	—
Other expenses, net	84	60	61	(11)
Total costs and expenses	124,409	34,788	287,981	102,210

Income (loss) before income taxes	2,444	(32,878)	(65,718)	(97,857)
Income tax expense (benefit)	11,535	(395)	(1,976)	(168)

Net loss	(9,091)	(32,483)	(63,742)	(97,689)

Accretion to redemption value of convertible preferred units	(7,595)	(16,196)	(24,442)	(31,941)

Net loss attributable to common shareholders/unit holders	$(16,686)	$(48,679)	$(88,184)	$(129,630)

Pro forma basic net loss per share attributable to common shareholders	$(0.03)		$(0.19)

Pro forma diluted net loss per share attributable to common shareholders	$(0.03)		$(0.19)

Pro forma weighted average number of shares used to compute pro forma basic net loss per share	348,820		340,030

Pro forma weighted average number of shares used to compute pro forma diluted net loss per share	348,820		340,030

Kosmos Energy Ltd.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$818,279	$100,415
Receivables, net	286,324	238,953
Other current assets	182,708	220,552
Total current assets	1,287,311	559,920

Property and equipment - net	1,065,232	998,000
Other noncurrent assets	61,505	133,615
Total assets	$2,414,048	$1,691,535

Liabilities and shareholders’ equity/unit holdings
Current liabilities:
Current maturities of long-term debt	$—	$245,000
Other current liabilities	177,229	237,057
Total current liabilities	177,229	482,057

Long-term liabilities:
Long-term debt	1,300,000	800,000
Deferred tax liability	12,513	12,513
Other noncurrent liabilities	32,718	32,870
Total long-term liabilities	1,345,231	845,383

Convertible preferred units	—	978,506

Total shareholders’equity/unit holdings	891,588	(614,411)
Total liabilities, convertible preferred units and shareholders’ equity/unit holdings	$2,414,048	$1,691,535

Kosmos Energy Ltd.

Cash Flow Information

(In thousands, unaudited)

	Six Months Ended June 30,
	2011	2010

Net cash provided by (used in) operating activities	$54,499	$(105,073)
Net cash used in investing activities	(119,543)	(383,964)
Net cash provided by financing activities	782,908	511,740
Net increase in cash and cash equivalents	717,864	22,703

Cash and cash equivalents at beginning of period	100,415	139,505
Cash and cash equivalents at end of period	$818,279	$162,208

Supplemental Non-GAAP Financial Measures

This release contains certain financial measures that are non-GAAP measures.  Kosmos Energy has provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

EBITDAX

Kosmos Energy defines EBITDAX as net income (loss) plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) equity-based compensation expense, (4) unrealized (gain) loss on commodity derivatives, (5) (gain) loss on sale of oil and gas properties, (6) interest expense, (7) income taxes, (8) loss on the extinguishment of debt, (9) doubtful accounts expense, and (10) similar items listed above that are presented in “Other”.  EBITDAX is not a measure of net income or cash flow as determined by GAAP.  The amounts included in the calculation of EBITDAX were computed in accordance with GAAP.  EBITDAX is presented herein and reconciled to the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund development and exploration activities, as it excludes the impact of significant non-cash items.  This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in Kosmos Energy’s financial statements prepared in accordance with GAAP (including the notes), included in the Company’s SEC filings and posted on its website.

The following table provides a reconciliation of net loss to EBITDAX for the three and six months ended June 30, 2011 and 2010, respectively.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net loss	$(9,091)	$(32,483)	$(63,742)	$(97,689)

Depletion and depreciation	22,869	565	46,367	1,077
Amortization - deferred financing costs	2,194	6,986	11,805	12,911
Exploration expenses, including dry holes	85,220	7,625	93,652	33,804
Interest expense	18,400	15,481	38,658	26,499
Derivatives, net	1,363	(7,958)	10,234	4,971
Loss on extinguishment of debt	—	—	59,643	—
Doubtful accounts expense	(39,782)	—	(39,782)	—
Income tax expense (benefit)	11,535	(395)	(1,976)	(168)
Equity-based compensation	8,684	598	9,120	1,253
Other	1,111	(88)	1,023	(404)

EBITDAX	$102,503	$(9,669)	$165,002	$(17,746)